[General Electric Company Letterhead]

July 2 , 2015

VIA EDGAR

Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549


General Electric Company Registration Statement* on Form S-1 (File No. 333-204345.)*

Ladies and Gentlemen:*

We are filing this letter in order to provide the staff of the*
Division of Corporation Finance sufficient time to perform its* customary screening and review of registration statements prior * to their effectiveness.*

Pursuant to Rule 473(c) of the Securities Act of 1933 (the Act),* the following delaying amendment, prescribed by Rule 473(a)* of the Act, is hereby incorporated into the facing page of the* Registration Statement on Form S-3 (File No. 333-177803) filed by* General Electric Company on July 2, 2015:*

The registrant hereby amends this registration statement* on such date or dates as may be necessary to delay its effective* date until the registrant shall file a further amendment which specifically* states that this registration statement shall thereafter become effective* in accordance with Section 8(a) of the Securities Act of 1933 or until* the registration statement shall become effective on such date as* the Commission acting pursuant to said Section 8(a), may determine.*

If you have any questions or comments in connection with this* delaying amendment, please contact Gerald Fisher (404-447-0267)*